SUB-ITEM 77H

As of October 31, 2006, the following person or entity now owns more than 25% of the listed funds' voting securities:

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         PERSON/ENTITY                          FUND                 PERCENTAGE
         -------------------------------------- --------------------- ---------
         -------------------------------------- --------------------- ---------
         MFS Moderate Allocation Fund           IBF                   51.11%
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